UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2004

ELI LILLY AND COMPANY

(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation) Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)	001-06351 (Commission File Number)	35-0470950 (I.R.S. Employer Identification No.) 46285 (Zip Code)

Registrant’s telephone number, including area code: (317) 276-2000

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Form of Underwriting Agreement
For of Floating Rate Note due 2007

Item 8.01. Other Events.

     On August 24, 2004, Eli Lilly and Company, an Indiana corporation (the “Company”), issued $1,000,000,000 aggregate principal amount of Floating Rate Notes due 2007 (the “Notes”) in a public offering. The Company sold the Notes pursuant to an Underwriting Agreement, dated as of August 17, 2004, among the Company and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Credit Suisse First Boston LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters. The Notes were issued under an Indenture, dated as of February 1, 1991, between the Company and Citibank, N.A., as Trustee.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are filed herewith:

(1)	Form of Underwriting Agreement, dated as of August 17, 2004, among Eli Lilly and Company and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Credit Suisse First Boston LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, relating to the issuance and sale by Eli Lilly and Company of $1,000,000,000 aggregate principal amount of its Floating Rate Notes due 2007.

(4)	Form of Floating Rate Note due 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELI LILLY AND COMPANY (Registrant)
By:	/s/ Thomas W. Grein
	Name:	Thomas W. Grein
	Title:	Vice President and Treasurer

Dated:  August 24, 2004

EXHIBIT INDEX

Exhibit Number	Description
(1)	Form of Underwriting Agreement, dated as of August 17, 2004, among Eli Lilly and Company and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Credit Suisse First Boston LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, relating to the issuance and sale by Eli Lilly and Company of $1,000,000,000 aggregate principal amount of its Floating Rate Notes due 2007.

(4)	Form of Floating Rate Note due 2007.